UNITED STATES SECURITIES AND EXCHANGE
COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 5, 2014

OCERA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-35119	63-1192270
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of		Identification No.)
incorporation)

525 University Avenue, Suite 610
Palo Alto, CA	94301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (650) 475-0150

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02  Results of Operations and Financial Condition.

On August 11, 2014, Ocera Therapeutics, Inc. (the “Company”) issued a press release announcing its financial results and other information for the quarter ended June 30, 2014. The full text of the press release is furnished as Exhibit 99.1 hereto and incorporated herein by reference.

The information under this Item 2.02, including Exhibit 99.1 attached hereto, is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 5, 2014, the Company entered into an employment agreement (the “Employment Agreement”) with Rajiv Patni, M.D. pursuant to which Dr. Patni will become the Company’s Chief Development Officer effective as of September 2, 2014 (the “Effective Date”).

Prior to joining Ocera, Dr. Patni, age 45, served as Senior Vice President and Chief Medical Officer for Actelion US Pharmaceuticals (“Actelion”) starting in September 2010.  Prior to his time at Actelion, Dr. Patni served as Life Cycle Leader (Product Head), Executive Director and Vice President at Roche Pharmaceuticals (“Roche”) from January 2007 to September 2010. Prior to his tenure at Roche, he held leadership positions at Novartis Pharmaceuticals and Pfizer Pharmaceuticals. Dr. Patni earned his B.S. from the Sophie Davis School of Biomedical Education at the City University of New York’s accelerated BS/MD Program and received his M.D. from Mount Sinai School of Medicine.

Pursuant to the terms of the Employment Agreement, Dr. Patni will receive an annual base salary of $385,000 and will be eligible to receive an annual bonus based upon achievement of predefined performance objectives and corporate goals, with a target amount equal to 40% of his annual base salary.  In addition, he will receive a cash signing bonus of $25,000.  Dr. Patni will also receive stock options to purchase 250,000 shares of the Company’s common stock at an exercise price equal to the market closing price of the Company’s common stock on the date of grant.  These options will vest over four years with 25% of the options vesting on the one-year anniversary of the Effective Date and the remaining shares vesting in equal monthly installments thereafter. Dr. Patni will also receive two performance-based grants of 20,000 stock options with vesting based on specified performance criteria.  Dr. Patni will be eligible to participate in the Company’s standard employee benefit plans.

In the event Dr. Patni’s employment is terminated without cause (as defined in the Employment Agreement), he will be entitled to receive (i) a continuation of his base salary for six months at the rate in effect at termination, (ii) payment of COBRA premiums for six months, and (iii) acceleration of all stock options held by Dr. Patni such that as of the effective date of termination, Dr. Patni will be deemed vested in the same number of shares as if he had completed an additional six months of employment with the Company.

The foregoing description of the Employment Agreement is a summary and does not purport to be complete. Such description is qualified in its entirety by reference to the text of the Employment Agreement, which is filed with this Current Report on Form 8-K as Exhibit 10.1, and is incorporated herein by reference.

In addition, Franck Rousseau, M.D., the Company’s Chief Medical and Development Officer and director, has informed the Company that he intends to resign from the Company for personal reasons.  Dr. Rousseau will remain in his position as an officer and director of Company during a transition period of approximately three months after which it is expected that he will serve as a consultant to the Company.

Item 8.01  Other Events.

On August 11, 2014, the Company issued a press release regarding the appointment of Dr. Patni.  The full text of the press release regarding the appointment is filed as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit No.	Description

10.1	Employment Agreement dated August 5, 2014 by and between Ocera Therapeutics, Inc. and Rajiv Patni, M.D.

99.1	Press Release of Ocera Therapeutics, Inc. dated August 11, 2014, regarding financial results and other information, furnished hereto.

99.2	Press Release of Ocera Therapeutics, Inc. dated August 11, 2014, regarding the appointment of Dr. Patni.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 11, 2014	Ocera Therapeutics, Inc.

	By:	/s/ Linda S. Grais, M.D.
	Name:	Linda S. Grais, M.D.
	Title:	President and Chief Executive Officer